Exhibit 99.1

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WisdomTree Announces First Quarter 2024 Results

Record AUM of $107.2 Billion

870bps of Operating Margin Expansion vs. Q1 2023

Diluted Earnings Per Share of $0.13 ($0.12, as Adjusted)

New York, NY – (Business Wire) – April 26, 2024 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the first quarter of 2024.

$22.1 million of net income ($20.3(1) million of net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$107.2 billion of ending AUM, an increase of 7.1% from the prior quarter arising from market appreciation and net inflows.

$2.0 billion of net inflows, primarily driven by inflows into our international developed equity and U.S. equity products.

0.36% average advisory fee, unchanged from the prior quarter.

$96.8 million of operating revenues, an increase of 6.6% from the prior quarter primarily due to higher average AUM.

79.4% gross margin(1), a 0.3 point decrease from the prior quarter due to higher fund costs.

28.9% operating income margin (29.6%(1) as adjusted), a 0.2 point increase (0.9 point increase, as adjusted(1)) compared to our operating margin of 28.7% in the prior quarter primarily due to higher revenues.

$0.03 quarterly dividend declared, payable on May 22, 2024 to stockholders of record as of the close of business on May 8, 2024.

Update from Jonathan Steinberg, WisdomTree CEO

“It has been a great start to the year with record AUM, nearly $2 billion of net inflows, and 820 basis points of margin expansion (as adjusted), driving a 71% increase in our earnings per share as compared to the first quarter of last year.  Importantly, we expect that momentum to continue as we are executing on our key initiatives to drive the next $100 billion of assets under management: traction in our ETP lineup, an expanding models footprint, and leadership in the secular shift toward tokenization of financial assets.

We achieved several key milestones in the quarter, including the receipt of a trust charter from the New York State Department of Financial Services – the premier regulator for digital asset businesses in the U.S. – and the launch of our debit card to WisdomTree Prime™ users.  This key combination not only expands our geographic footprint but also allows us to offer value-added services to our customer base.  We continue to believe that tokenized assets and blockchain-enabled finance represent a growth opportunity for WisdomTree, and this quarter’s accomplishments are yet another positive step in unlocking new customers, new markets and new revenue streams.”

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Update from Jarrett Lilien, WisdomTree COO and President

“We are pleased to report that we are delivering strong operating margin expansion and earnings growth, demonstrating our scalable operating model and ability to leverage our AUM growth. We are confident that we have the right strategy, the right products, the right team and the right culture to continue to create value for our clients and stockholders in the long term. We remain extremely bullish about 2024 and beyond as we continue to drive organic growth, expand our margins, and lead the industry's evolution in tokenized assets and blockchain-enabled finance.

For a number of years, we have been alone talking about many of the themes driving our growth, including our diversified product suite, models and the potential of tokenization and blockchain-enabled finance – but now we have company. If you want to know what the industry is going to do tomorrow, look at what WisdomTree is doing today.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$107.2	$100.1	$93.7	$93.7	$90.7
Net inflows/(outflows)	$2.0	$(0.3)	$2.0	$2.3	$6.3
Average AUM	$102.4	$96.6	$95.7	$91.6	$87.5
Average advisory fee	0.36%	0.36%	0.36%	0.36%	0.36%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$96.8	$90.8	$90.4	$85.7	$82.0
Net income	$22.1	$19.1	$13.0	$54.3	$16.2
Diluted earnings per share	$0.13	$0.16	$0.07	$0.32	$0.10
Operating income margin	28.9%	28.7%	29.5%	21.2%	20.2%

As Adjusted (Non-GAAP(1)):
Gross margin	79.4%	79.7%	80.1%	79.3%	79.1%
Net income, as adjusted	$20.3	$18.6	$18.0	$14.9	$11.2
Diluted earnings per share, as adjusted	$0.12	$0.11	$0.10	$0.09	$0.07
Operating income margin, as adjusted	29.6%	28.7%	29.5%	26.9%	21.4%

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RECENT BUSINESS DEVELOPMENTS

Company News

•      In February 2024, we launched the WisdomTree Prime™ Visa Debit Card, a digital and physical card enabling users to spend outside the WisdomTree Prime app.

•      In March 2024, we were named ‘Best Leveraged & Inverse ETF Issuer ($1bn+)’ at the ETF Express European ETF Awards and ‘Best ETF Provider’ at the Diaman Quant Awards in Italy; we were granted a charter from the New York State Department of Financial Services (DFS) to operate as a limited purpose trust company under the New York Banking Law; and the Board of Directors extended our existing limited duration stockholder rights plan, as amended.

Product News

•      In February 2024, we cross-listed the WisdomTree Megatrends UCITS ETF (WMGT) on the SIX; and the WisdomTree Cybersecurity UCITS ETF (WCBR) was named ‘Best Thematic and Sector ETF’ at the Le Revenu Awards 2024 in France.

•      In March 2024, we launched the WisdomTree 1-3 Year Laddered Treasury Fund (USSH) and the 7-10 Year Laddered Treasury Fund (USIN) on the Nasdaq; we celebrated the 10-year anniversary of the WisdomTree Floating Rate Treasury Fund (USFR); the European cryptocurrency ETP range surpassed $800 million in AUM; the WisdomTree Emerging Markets Small Cap Dividend UCITS ETF (DGSE) was named ‘Best Emerging Markets Equity ETF’ at the Mountain View Fund Awards 2024 in Germany; and the WisdomTree Artificial Intelligence UCITS ETF (WTAI) was named ‘Best Equity ETF’ at the Money Mate Awards in Italy.

•      In April 2024, we launched the WisdomTree Energy Transition and Rare Earths Miners UCITS ETF (RARE) on the London Stock Exchange, Börse Xetra and Borsa Italiana; we launched the WisdomTree US Quality Growth UCITS ETF (QGRW) on the London Stock Exchange, Börse Xetra and Borsa Italiana; and we cross-listed a distributing class of the WisdomTree Global Quality Dividend Growth UCITS (GGRW) on the Borsa Italiana.

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023
Operating Revenues:
Advisory fees	$92,501	$86,988	$86,598	$82,004	$77,637
Other income	4,337	3,856	3,825	3,720	4,407
Total revenues	96,838	90,844	90,423	85,724	82,044
Operating Expenses:
Compensation and benefits	31,054	27,860	27,955	26,319	27,398
Fund management and administration	19,962	18,445	18,023	17,727	17,153
Marketing and advertising	4,408	4,951	3,833	4,465	4,007
Sales and business development	3,611	3,881	3,383	3,326	2,994
Contractual gold payments	—	—	—	1,583	4,486
Professional fees	3,630	3,201	3,719	8,334	3,715
Occupancy, communications and equipment	1,210	1,208	1,203	1,172	1,101
Depreciation and amortization	383	335	307	121	109
Third-party distribution fees	2,307	2,549	2,694	1,881	2,253
Other	2,323	2,379	2,601	2,615	2,257
Total operating expenses	68,888	64,809	63,718	67,543	65,473
Operating income	27,950	26,035	26,705	18,181	16,571
Other Income/(Expenses):
Interest expense	(4,128)	(3,758)	(3,461)	(4,021)	(4,002)
Gain on revaluation/termination of deferred consideration—gold payments	—	—	—	41,361	20,592
Interest income	1,398	1,225	791	1,000	1,083
Impairments	—	(339)	(2,703)	—	(4,900)
Loss on extinguishment of convertible notes	—	—	—	—	(9,721)
Other gains and losses, net	2,592	1,602	(2,512)	1,286	(2,007)
Income before income taxes	27,812	24,765	18,820	57,807	17,616
Income tax expense	5,701	5,688	5,836	3,555	1,383
Net income	$22,111	$19,077	$12,984	$54,252	$16,233
Earnings per share—basic	$0.14(2)	$0.16(2)	$0.07(2)	$0.32(2)	$0.10(2)
Earnings per share—diluted	$0.13	$0.16(2)	$0.07	$0.32	$0.10
Weighted average common shares—basic	146,464	145,310	145,284	144,351	143,862
Weighted average common shares—diluted	165,268	171,703	177,140	170,672	159,887

As Adjusted (Non-GAAP(1))
Total operating expenses	$68,193	$64,809	$63,718	$62,630	$64,506
Operating income	$28,645	$26,035	$26,705	$23,094	$17,538
Income before income taxes	$26,987	$23,908	$23,902	$19,752	$14,485
Income tax expense	$6,731	$5,342	$5,854	$4,833	$3,287
Net income	$20,256	$18,566	$18,048	$14,919	$11,198
Earnings per share—diluted	$0.12	$0.11	$0.10	$0.09	$0.07
Weighted average common shares—diluted	165,268	171,703	177,140	170,672	159,887

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QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 6.6% and 18.0% from the fourth quarter of 2023 and the first quarter of 2023, respectively, primarily due to higher average AUM.
•	Our average advisory fee was 0.36% during each of the first quarter of 2024, the fourth quarter of 2023 and the first quarter of 2023.

Operating Expenses

•	Operating expenses increased 6.3% from the fourth quarter of 2023 primarily due to higher compensation arising from payroll taxes, benefits and other items in connection with the payment of year-end bonuses, as well as higher fund management and administration costs and professional fees. These increases were partly offset by lower marketing expenses, sales and business development expenses and third-party distribution fees.
•	Operating expenses increased 5.2% from the first quarter of 2023 primarily due to higher incentive and stock-based compensation expense and increased headcount, as well as higher fund management and administration costs. These increases were partly offset by the termination of the deferred consideration—gold payments obligation on May 10, 2023.

Other Income/(Expenses)

•	Interest expense increased 9.8% from the fourth quarter of 2023 primarily due to the recognition of a full quarter of imputed interest on our obligation payable to Gold Bullion Holdings (Jersey) Limited (“GBH”), a subsidiary of the World Gold Council, in connection with our repurchase in November 2023 of our Series C Non-Voting Convertible Preferred Stock. Interest expense increased 3.1% from the first quarter of 2023 due to the recognition of imputed interest on our obligation payable to GBH, partly offset by a lower level of debt outstanding.
•	Interest income increased 14.1% and 29.1% from the fourth quarter of 2023 and first quarter of 2023, respectively, due to a higher level of interest-earning assets.
•	Other gains and losses, net was a gain of $2.6 million for the first quarter of 2024. This quarter includes gains of $2.1 million and $0.1 million on our financial instruments and our investments, respectively. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold exchange-traded products (“ETPs”), foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•	Our effective income tax rate for the first quarter of 2024 was 20.5%, resulting in income tax expense of $5.7 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to the decrease in the deferred tax asset valuation allowance on losses recognized on the Company’s financial instruments owned, tax windfalls associated with the vesting of stock-based compensation awards and a lower tax rate on foreign earnings. These items were partly offset by state and local income taxes.
•	Our adjusted effective income tax rate for the first quarter of 2024 was 24.9%(1).

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, April 26, 2024 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=fQD4Npsv.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.*

* The WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc. (NMLS ID: 2372500) in select U.S. jurisdictions and may be limited where prohibited by law. Visit https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $106.0 billion in assets under management globally.

For more information about WisdomTree and WisdomTree Prime™, visit: https://www.wisdomtree.com.

Please visit us on X, formerly known as Twitter, at @WisdomTreeNews.

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WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app are not endorsed, indemnified or guaranteed by any regulatory agency.
________________

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended December 31, 2023 includes a gain of $7,966 recognized upon the repurchase of our Series C non-voting preferred shares convertible into 13.1 million shares of common stock from GBH, which is excluded from net income, but required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. This gain is excluded from our EPS when computed on a non-GAAP basis.

Contact Information:

Investor Relations	Corporate Communications
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

6

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023
GLOBAL ETPs ($ in millions)

Beginning of period assets	$100,124	$93,735	$93,666	$90,740	$81,993
Inflows/(outflows)	1,990	(255)	1,983	2,327	6,341
Market appreciation/(depreciation)	5,116	6,644	(1,914)	599	2,406
End of period assets	$107,230	$100,124	$93,735	$93,666	$90,740
Average assets during the period	$102,435	$96,547	$95,743	$91,578	$87,508
Average advisory fee during the period	0.36%	0.36%	0.36%	0.36%	0.36%
Revenue days	91	92	92	91	90
Number of ETFs—end of the period	338	337	344	344	341

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$72,486	$68,018	$65,903	$61,283	$55,973
Inflows/(outflows)	1,983	(67)	3,601	3,249	4,012
Market appreciation/(depreciation)	3,618	4,535	(1,486)	1,371	1,298
End of period assets	$78,087	$72,486	$68,018	$65,903	$61,283
Average assets during the period	$74,805	$69,707	$68,008	$62,712	$59,430
Number of ETFs—end of the period	77	76	80	80	80

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$27,638	$25,717	$27,763	$29,457	$26,020
Inflows/(outflows)	7	(188)	(1,618)	(922)	2,329
Market appreciation/(depreciation)	1,498	2,109	(428)	(772)	1,108
End of period assets	$29,143	$27,638	$25,717	$27,763	$29,457
Average assets during the period	$27,630	$26,840	$27,735	$28,866	$28,078
Number of ETPs—end of the period	261	261	264	264	261

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$29,156	$25,643	$26,001	$24,534	$24,112
Inflows/(outflows)	536	487	864	414	(149)
Market appreciation/(depreciation)	1,978	3,026	(1,222)	1,053	571
End of period assets	$31,670	$29,156	$25,643	$26,001	$24,534
Average assets during the period	$30,130	$26,835	$26,501	$24,732	$24,725

Commodity & Currency
Beginning of period assets	$21,336	$20,466	$22,384	$24,924	$22,097
(Outflows)/inflows	(460)	(449)	(1,814)	(1,513)	2,003
Market appreciation/(depreciation)	1,068	1,319	(104)	(1,027)	824
End of period assets	$21,944	$21,336	$20,466	$22,384	$24,924
Average assets during the period	$20,838	$21,254	$22,278	$24,033	$23,807

Fixed Income
Beginning of period assets	$21,197	$21,797	$20,215	$18,708	$15,273
(Outflows)/inflows	(14)	(715)	1,670	1,471	3,513
Market appreciation/(depreciation)	35	115	(88)	36	(78)
End of period assets	$21,218	$21,197	$21,797	$20,215	$18,708
Average assets during the period	$21,082	$21,889	$20,965	$19,185	$17,176

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	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023
International Developed Market Equity
Beginning of period assets	$15,103	$13,902	$13,423	$11,433	$10,195
Inflows	1,599	9	798	1,593	450
Market appreciation/(depreciation)	1,401	1,192	(319)	397	788
End of period assets	$18,103	$15,103	$13,902	$13,423	$11,433
Average assets during the period	$16,688	$14,266	$13,873	$12,276	$10,879

Emerging Market Equity
Beginning of period assets	$10,726	$9,569	$9,191	$8,811	$8,116
Inflows	217	412	451	329	486
Market appreciation/(depreciation)	246	745	(73)	51	209
End of period assets	$11,189	$10,726	$9,569	$9,191	$8,811
Average assets during the period	$10,900	$9,833	$9,652	$8,998	$8,666

Leveraged & Inverse
Beginning of period assets	$1,815	$1,781	$1,864	$1,785	$1,754
(Outflows)/inflows	(50)	(59)	(1)	12	43
Market appreciation/(depreciation)	63	93	(82)	67	(12)
End of period assets	$1,828	$1,815	$1,781	$1,864	$1,785
Average assets during the period	$1,792	$1,803	$1,894	$1,798	$1,757

Cryptocurrency
Beginning of period assets	$414	$243	$248	$239	$136
Inflows/(outflows)	158	28	10	(1)	13
Market appreciation/(depreciation)	302	143	(15)	10	90
End of period assets	$874	$414	$243	$248	$239
Average assets during the period	$614	$325	$238	$236	$190

Alternatives
Beginning of period assets	$377	$334	$340	$306	$310
Inflows/(outflows)	4	32	5	22	(18)
Market appreciation/(depreciation)	23	11	(11)	12	14
End of period assets	$404	$377	$334	$340	$306
Average assets during the period	$391	$342	$342	$320	$308

Headcount	300	303	299	291	279

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31, 2024	Dec. 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$116,926	$129,305
Financial instruments owned, at fair value	58,301	58,722
Accounts receivable	40,020	35,473
Prepaid expenses	6,491	5,258
Other current assets	1,284	1,036
Total current assets	223,022	229,794
Fixed assets, net	436	427
Securities held-to-maturity	224	230
Deferred tax assets, net	5,477	11,057
Investments	9,606	9,684
Right of use assets—operating leases	243	563
Goodwill	86,841	86,841
Intangible assets, net	605,347	605,082
Other noncurrent assets	456	459
Total assets	$931,652	$944,137
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$32,665	$30,085
Compensation and benefits payable	9,624	38,111
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,804	14,804
Income taxes payable	1,140	3,866
Operating lease liabilities	251	578
Accounts payable and other liabilities	17,105	15,772
Total current liabilities	75,589	103,216
Convertible notes—long term	275,263	274,888
Payable to GBH	24,994	24,328
Total liabilities	375,846	402,432
Preferred stock:
Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 151,819 and 150,330 at March 31, 2024 and December 31, 2023, respectively	1,518	1,503
Additional paid-in capital	309,768	312,440
Accumulated other comprehensive loss	(907)	(548)
Retained earnings	112,858	95,741
Total stockholders’ equity	423,237	409,136
Total liabilities and stockholders’ equity	$931,652	$944,137

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$22,111	$16,233
Adjustments to reconcile net income to net cash used in operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(11,727)	(12,760)
Deferred income taxes	5,640	4,783
Stock-based compensation	5,163	4,536
Gains on financial instruments owned, at fair value	(2,063)	(1,954)
Imputed interest on payable to GBH	666	—
Depreciation and amortization	383	109
Amortization of issuance costs—convertible notes	375	579
Amortization of right of use asset	324	319
Gains on investments	(123)	3,919
Gain on revaluation/termination of deferred consideration—gold payments	—	(20,592)
Loss on extinguishment of convertible notes	—	9,721
Impairments	—	4,900
Contractual gold payments	—	4,486
Other	—	(452)
Changes in operating assets and liabilities:
Accounts receivable	(4,243)	(4,791)
Prepaid expenses	(1,247)	(1,161)
Gold and other precious metals	11,561	8,332
Other assets	(79)	167
Fund management and administration payable	2,659	3,638
Compensation and benefits payable	(28,386)	(27,271)
Income taxes payable	(2,723)	(3,418)
Operating lease liabilities	(332)	(326)
Accounts payable and other liabilities	1,003	5,606
Net cash used in operating activities	(1,038)	(5,397)
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(2,500)	(20,278)
Cash paid—software development	(592)	—
Purchase of fixed assets	(66)	(26)
Proceeds from the sale of financial instruments owned, at fair value	5,180	18,290
Proceeds from held-to-maturity securities maturing or called prior to maturity	6	6
Net cash provided by/(used in) investing activities	2,028	(2,008)
Cash flows from financing activities:
Dividends paid	(4,997)	(4,821)
Shares repurchased	(7,820)	(3,384)
Repurchase of convertible notes	—	(124,317)
Issuance costs—convertible notes	—	(3,548)
Proceeds from the issuance of convertible notes	—	130,000
Net cash used in financing activities	(12,817)	(6,070)
(Decrease)/increase in cash flow due to changes in foreign exchange rate	(552)	473
Net decrease in cash, cash equivalents and restricted cash	(12,379)	(13,002)
Cash, cash equivalents and restricted cash—beginning of year	129,305	132,101
Cash, cash equivalents and restricted cash—end of period	$116,926	$119,099
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,769	$1,422
Cash paid for interest	$3,738	$801

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Imputed interest on our payable to the Gold Bullion Holdings (Jersey) Limited (“GBH”): During the fourth quarter of 2023, we repurchased our Series C Non-Voting Convertible Preferred Stock, which was convertible into 13.1 million shares of WisdomTree common stock, from GBH, a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million. Under the terms of the transaction, we paid GBH $40.0 million on the closing date, with the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. Under US GAAP, the obligation is recorded at its present value utilizing a market rate of interest on the closing date of 7.0% and the corresponding discount is amortized as interest expense pursuant to the effective interest method of accounting over the life of the obligation. We exclude this item when calculating our non-GAAP financial measurements as recognition of interest expense is non-cash and contrary to the stated terms of our obligation.

Other items: Unrealized gains and losses recognized on our investments, changes in deferred tax asset valuation allowance, expenses incurred in response to an activist campaign, unrealized gains or losses on the revaluation/termination of deferred consideration – gold payments which we terminated in the second quarter of 2023, loss on extinguishment of convertible notes, impairments, remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business and litigation expenses associated with certain provisions of our Stockholder Rights Agreement dated as of March 17, 2023, as amended, with Continental Stock Transfer & Trust Company, as Rights Agent, are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023

Net income, as reported	$22,111	$19,077	$12,984	$54,252	$16,233
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(1,562)	(370)	1,479	762	(1,479)
(Deduct)/add back: Tax (windfalls)/shortfalls upon vesting of stock-based compensation awards	(699)	(6)	(18)	33	(185)
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on financial instruments owned and investments	(531)	(280)	1,234	(508)	1,667
Add back: Expenses incurred in response to an activist campaign, net of income taxes	526	—	—	3,720	732
Add back: Imputed interest on payable to GBH, net of income taxes	504	224	—	—	—
(Deduct)/add back: (Gains)/losses recognized on investments, net of income taxes	(93)	(336)	323	(2,346)	2,966
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement, net of income taxes	—	—	—	367	—
Add back: Impairments, net of income taxes	—	257	2,046	—	3,710
Deduct: Gain on revaluation/termination of deferred consideration—gold payments	—	—	—	(41,361)	(20,592)
Add back: Loss on extinguishment of convertible notes, net of income taxes	—	—	—	—	9,623
Deduct: Remeasurement of contingent consideration—sale of former Canadian ETF business	—	—	—	—	(1,477)
Adjusted net income	$20,256	$18,566	$18,048	$14,919	$11,198
Weighted average common shares—diluted	165,268	171,703	177,140	170,672	159,887
Adjusted earnings per share—diluted	$0.12	$0.11	$0.10	$0.09	$0.07

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023

Operating revenues	$96,838	$90,844	$90,423	$85,724	$82,044
Less: Fund management and administration	(19,962)	(18,445)	(18,023)	(17,727)	(17,153)
Gross margin	$76,876	$72,399	$72,400	$67,997	$64,891
Gross margin percentage	79.4%	79.7%	80.1%	79.3%	79.1%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023

Operating revenues	$96,838	$90,844	$90,423	$85,724	$82,044
Operating income	$27,950	$26,035	$26,705	$18,181	$16,571
Add back: Expenses incurred in response to an activist campaign	695	—	—	4,913	967
Adjusted operating income	$28,645	$26,035	$26,705	$23,094	$17,538
Adjusted operating income margin	29.6%	28.7%	29.5%	26.9%	21.4%

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	Three Months Ended
Adjusted Total Operating Expenses:	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023

Total operating expenses	$68,888	$64,809	$63,718	$67,543	$65,473
Deduct: Expenses incurred in response to an activist campaign	(695)	—	—	(4,913)	(967)
Adjusted total operating expenses	$68,193	$64,809	$63,718	$62,630	$64,506

	Three Months Ended
Adjusted Income Before Income Taxes:	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023

Income before income taxes	$27,812	$24,765	$18,820	$57,807	$17,616
(Deduct)/add back: (Gains)/losses on financial instruments owned	(2,063)	(489)	1,953	1,007	(1,954)
Add back: Expenses incurred in response to an activist campaign	695	—	—	4,913	967
Add back: Imputed interest on payable to GBH	666	296	—	—	—
(Deduct)/add back: (Gains)/losses recognized on investments	(123)	(1,003)	426	(3,099)	3,918
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement	—	—	—	485	—
Add back: Impairments	—	339	2,703	—	4,900
Deduct: Gain on revaluation/termination of deferred consideration—gold payments	—	—	—	(41,361)	(20,592)
Add back: Loss on extinguishment of convertible notes	—	—	—	—	9,721
Deduct: Remeasurement of contingent consideration—sale of former Canadian ETF business	—	—	—	—	(1,477)
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	—	—	1,386
Adjusted income before income taxes	$26,987	$23,908	$23,902	$19,752	$14,485

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023

Adjusted income before income taxes (above)	$26,987	$23,908	$23,902	$19,752	$14,485
Income tax expense	$5,701	$5,688	$5,836	$3,555	$1,383
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting of stock-based compensation awards	699	6	18	(33)	185
Add back/(deduct): Decrease/(increase) in deferred tax asset valuation allowance on financial instruments owned and investments	531	280	(1,234)	508	(1,667)
(Deduct)/add back: Tax (expense)/benefit arising from (gains)/losses on financial instruments owned	(501)	(119)	474	245	(475)
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	169	—	—	1,193	235
Add back: Tax benefit on imputed interest	162	72	—	—	—
(Deduct)/add back: Tax (expense)/benefit on gains and losses on investments	(30)	(667)	103	(753)	952
Add back: Tax benefit arising from litigation expenses associated with certain provisions of the Stockholder Rights Agreement	—	—	—	118	—
Add back: Tax benefit arising from impairments	—	82	657	—	1,190
Add back: Tax benefit arising from extinguishment of convertible notes	—	—	—	—	98
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	—	—	1,386
Adjusted income tax expense	$6,731	$5,342	$5,854	$4,833	$3,287
Adjusted effective income tax rate	24.9%	22.3%	24.5%	24.5%	22.7%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime™, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business; and
•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and
•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

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